Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ALPHA VENTURE CAPITAL PARTNERS LP, CARACCIOLO FAMILY TRUST, GREGORY A. GOULD, LAW OFFICES OF KENNETH E. CHYTEN DEFINED BENEFIT PENSION PLAN, GAVIN MYERS, AND MARTIN PETERSON, derivatively on behalf of CYTODYN INC.,

Plaintiffs,

v.

NADER Z. POURHASSAN, SCOTT A. KELLY, MICHAEL A. KLUMP, JORDAN G. NAYDENOV, DAVID F. WELCH, CRAIG S. EASTWOOD, MICHAEL D. MULHOLLAND, NITYA G. RAY, and BRENDAN RAE,

Defendants,

-and-

CYTODYN INC., a Delaware Corporation,

Nominal Defendant.

C.A. No. 2020-0307-PAF

NOTICE OF PENDENCY OF SETTLEMENT OF ACTION

TO: ALL CURRENT STOCKHOLDERS OF CYTODYN INC.

THE PURPOSE OF THIS NOTICE IS TO ADVISE YOU OF A PROPOSED SETTLEMENT OF CLAIMS INVOLVING CYTODYN INC. YOUR RIGHTS MAY BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR PURSUING THE CLAIMS ASSERTED IN THIS LITIGATION.

THIS ACTION IS NOT A CLASS ACTION. THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR MONETARY PAYMENT. IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT DESCRIBED IN THIS NOTICE, YOU DO NOT NEED TO TAKE ANY ACTION.

PLEASE VISIT https://www.cytodyn.com/Notice-of-Pending-Settlement TO READ THE NOTICE OF THE SETTLEMENT, WHICH WILL PROVIDE YOU WITH ADDITIONAL DETAILS AND THE TERMS OF THE SETTLEMENT.

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD

OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks, and/or other persons or entities who hold shares of the stock of CytoDyn for the benefit of others are hereby requested to promptly inform their respective beneficial owners of this Notice.

PLEASE DO NOT WRITE OR CALL THE COURT.

BY ORDER OF THE COURT

Dated:
Register in Chancery

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